Exhibit 10.7

LEASE

THIS LEASE, dated as of January 1, 2013 between 275 Dan Road SPE, LLC, a Delaware limited liability company having an address at 1000 Huyler Street, Teterboro, NJ 07608, hereinafter referred to as the Landlord, and Organogenesis, Inc., a Delaware corporation having an address at 150 Dan Road, Canton, MA 02021, hereinafter referred to as the Tenant,

WITNESSETH:  That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premises described as follows, situated in the County of Norfolk and State of Massachusetts:

Premises:

275 Dan Road, Canton, Massachusetts

Term:

The term of this demise shall be for ten (10) years beginning January 1, 2013 and ending December 31, 2022.

Rent:

The rent for the demised term shall be:

Date	Annual	Monthly
January 1, 2013 – December 31, 2015	$1,000,000	$83,333.33
January 1, 2016 –December 31, 2018	$1,100,000	$91,666.67
January 1, 2019 –December 31, 2021	$1,210,000	$100,833.33
January 1, 2022 –December 31, 2022	$1,331,000	$110,916.67

Payment of Rent:

The said rent is to be payable monthly in advance on the first day of each calendar month for the term hereof, pro-rated for any partial month, at the address of Landlord at 1000 Huyler Street, Teterboro, NJ 07608, or as may be otherwise directed by the Landlord in writing.

THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:

First - Peaceful Possession: The Landlord covenants that the Tenant, on paying the said rental and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold, and enjoy the demised premises for the term aforesaid.

Second — Purpose:  The Tenant covenants and agrees to use the demised premises for office, medical research and development (including laboratories), manufacturing of biomedical products and warehousing and related purposes and agrees not to use or permit the premises to be used for any other purpose without the prior written consent of the Landlord endorsed hereon.

Third — Default; Remedies:  The Tenant shall, without any previous demand therefor, pay to the Landlord, or its agent, the said rent at the times and in the manner above provided.  In the event of the non-payment of said rent, or any installment thereof, at the times and in the manner above provided, and if the same shall remain in default for ten days after notice that same is past due or if the Tenant shall be dispossessed for non-payment of rent, or if the leased premises shall be deserted, the Landlord or its agents shall have the right to and may enter the said premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution or damages therefor, and may relet the premises as the agent of the Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the premises under this lease shall be forfeited.  Such re-entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this lease.  For the purpose of reletting, the Landlord shall be authorized to make such repairs or alterations in or to the leased premises as may be necessary to place the same in good order and condition.  The Tenant shall be liable to the Landlord for the cost of such repairs or alterations, and all expenses of such reletting.  If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this lease, the Landlord, at its option, may require the Tenant to pay such deficiency month by month. The Tenant shall not be entitled to any surplus accruing as a result of the reletting.  The Landlord waives any lien, including without limitation, any statutory lien or right to distrain that may exist, on all personal property of the Tenant in or upon the demised premises, to secure payment of the rent and performance of the covenants and conditions of this lease.  The Landlord shall not have the right, as agent of the Tenant, to take possession of any furniture, fixtures or other personal property of the Tenant found in or about the premises, or to sell the same at public or private sale or otherwise to apply the proceeds thereof to the payment of any monies becoming due under this lease. The Tenant agrees to pay, as additional rent, all reasonable attorney’s fees and other expenses incurred by the Landlord in enforcing any of the obligations under this lease.

Fourth — Subletting and Assignment: The Tenant shall not sub-let the demised premises nor any portion thereof, nor shall this lease be assigned by the Tenant without the prior written consent of the Landlord endorsed hereon which consent shall not be unreasonably withheld or delayed.

Fifth — Condition of Premises, Repairs, Alterations and Improvements:  Tenant has examined the demised premises, and accepts them in their present condition (except as otherwise expressly provided herein) and without any representations on the part of the Landlord or its agents as to the present or future condition of the said premises. The Tenant shall keep the demised premises in good condition, and shall redecorate, paint and renovate the said premises as may be necessary to keep them in repair and good appearance.  The Tenant shall quit and surrender the premises at the end of the demised term in as good condition as the reasonable use thereof will permit.  The Tenant shall not make any material structural alterations, additions, or improvements to said premises without the prior consent of the Landlord, which consent not be unreasonably withheld or delayed.  All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or movable trade fixtures and any rack system installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease, without compensation to the Tenant.  The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter.  If this lease covers premises, all or a part of which are on the ground floor, the Tenant further agrees the to keep the sidewalks in front of such ground floor portion of the demised premises clean and free of obstructions, snow and ice.

Sixth — Mechanic’s Liens: In the event that any mechanics’ lien is filed against the premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after sixty days’ notice to the Tenant, may commence a proceeding for the termination of this lease and may bond the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in bonding the said lien, as additional rent hereunder.

Seventh — Glass: The Tenant agrees to replace at the Tenant’s expense any and all glass which may become broken in and on the demised premises.  Plate glass and mirrors, if any, shall be insured by the Tenant at their full insurable value with a company satisfactory to the Landlord.  Tenant shall have the right to self-insure for plate glass.

Eighth — Liability of Landlord: The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the demised premises, by reason of any existing or future condition, defect, matter or thing in said demised premises or the property of which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the said property.  The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the demised premises.

Ninth — Services and Utilities:  Utilities and services furnished to the demised premises for the benefit of the Tenant shall be provided and paid for as follows:  water by the Tenant; gas by the Tenant; electricity by the Tenant; heat and air conditioning by the Tenant; refrigeration by the Tenant; hot water by the Tenant.  The Landlord shall not be liable for any interruption or delay in any of the above services for any reason.

Tenth - Right to Inspect and Exhibit: The Landlord, or its agents, shall have the right to enter the demised premises following reasonable notice at reasonable times to examine same, or to run telephone or other wires, or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (there being no obligation, however, on the part of the Landlord to make any such repairs, additions or alterations), or to exhibit the same to prospective purchasers and put upon the premises a suitable “For Sale” sign.  For three months prior to the expiration of the demised term, the Landlord, or its agents, may similarly exhibit the premises to prospective tenants, and may place the usual “To Let” signs thereon.

Eleventh - Damage by Fire, Explosion, The Elements or Otherwise: In the event of the destruction of the demised premises or the building containing the said premises by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or such partial destruction thereof as to render the premises wholly untenantable or unfit for occupancy, or should the demised premises be so badly injured that the same cannot be repaired within one year from the happening of such injury, then and in such case the term hereby created shall, at the option of the Landlord or Tenant, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender said premises and all the Tenant’s interest therein to the Landlord, and shall pay rent only to the time of such casualty in which event the Landlord may re-enter and re-possess the premises thus discharged from this lease and may remove all parties therefrom.  Should the demised premises be rendered untenantable and unfit for occupancy, but yet be repairable within one year from the happening of said injury, the Landlord shall enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed.  But if the premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall be apportioned from the date of the casualty according to the part of the demised premises which is tenantable.  The Tenant shall immediately notify the Landlord in case of fire or other damage to the premises.

Twelfth - Observation of Laws, Ordinances, Rules and Regulations: The Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Tenant in the demised premises.  The Tenant agrees not to do or permit anything to be done in said premises, or keep anything therein, or which will obstruct or interfere with the rights of other tenants, or conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof.  In the event of any increase in insurance premiums resulting from the Tenant’s occupancy of the premises, or from any act or omission on the part of the Tenant, the Tenant agrees to pay said increase in insurance premiums on the improvements or contents thereof as additional rent.

Thirteenth - Signs: No sign, advertisement or notice shall be affixed to or placed upon the exterior of the demised premises by the Tenant, except in such manner, and of such size, design and color as shall be reasonably approved in advance in writing by the Landlord.

Fourteenth - Subordination to Mortgages and Deeds of Trust: This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part.  The Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.  (See Rider)

Fifteenth - Sale of Premises: Intentionally omitted.

Sixteenth - Rules and Regulations of Landlord: The rules and regulations regarding the demised premises, if any, as well as any other and further reasonable rules and regulations which shall be made by the Landlord, shall be observed by the Tenant and by the Tenant’s employees, agents and customers.  The Landlord reserves the right to rescind any presently existing rules applicable to the demised premises, and to make such other and further reasonable rules and regulations as, in its judgment, may from time to time be desirable for the safety, care and cleanliness of the premises, and for the preservation of good order therein, which rules, when so made and notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of this lease.  Such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant of the demised premises.

Seventeenth - Violation of Covenants, Forfeiture of Lease, Re-entry by Landlord, Non-Waiver of Breach: In case of violation by the Tenant of any of the covenants, agreements and conditions of this lease, or of the rules and regulations now or hereafter to be reasonably established by the Landlord, and upon failure to discontinue such violation within 30 days after notice thereof given to the Tenant, Landlord may commence a proceeding for the enforcement of such covenants, agreements and conditions or the termination of this lease.  No waiver by the Landlord of any violation or breach of condition by the Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the Tenant before the Landlord shall exercise its option under this paragraph operate to defeat the right of the Landlord to declare this lease null and void and to re-enter upon the demised premises after the said breach or violation.

Eighteenth - Notices: All notices and demands, legal or otherwise, incidental to this lease, or the occupation of the demised premises, shall be in writing.  If the Landlord or its agent desires to give or serve upon the Tenant any notice or demand, it shall be sufficient to send a copy thereof by certified mail or national overnight courier, addressed to the Tenant at the demised premises.  Notices from the Tenant to the Landlord shall be sent by certified mail or national overnight courier, addressed to the Landlord, “Attention: Albert Erani”,  at the place hereinbefore designated for the payment of rent, or to such party or place as the Landlord may from time to time designate in writing.

Nineteenth - Bankruptcy, Insolvency, Assignment for Benefit of Creditors: Intentionally omitted.

Twentieth - Holding Over by Tenant: In the event that the Tenant shall remain in the demised premises after the expiration of the term of this lease without having executed a new written lease with the Landlord, such holding over shall be as a tenancy from month to month subject to all the terms and conditions of this lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at 125% of the rate provided herein as effective during the last month of the demised term, plus Tenant shall remain responsible for all additional rent payable hereunder during the duration of such holding over.

Twentieth-first - Eminent Domain, Condemnation: If the property or any part thereof wherein the demised premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this lease, at the option of the Landlord, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.  Notwithstanding the foregoing, Tenant shall have the right to make a separate claim for its expenses of relocating and for the value of its trade fixtures and equipment; provided, however, that such claims shall not reduce the Landlord’s award.

Twenty-second - Security: Intentionally omitted.

Twenty-third - Arbitration: Intentionally omitted.

Twenty-fourth - Delivery of Lease: No rights are to be conferred upon the Tenant until this lease has been signed by the Landlord, and an executed copy of the lease has been delivered to the Tenant.

Twenty-fifth - Lease Provisions Not Exclusive: The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

Twenty-sixth - Lease Binding on Heirs, Successors, Etc.: All of the terms, covenants and conditions of this lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

Twenty-seventh — Force Majeure: This lease and the obligation of Tenant and Landlord to perform all of the covenants and agreements hereunder on part of such party (other than the obligation to pay rent hereunder) shall be postponed if such party is prevented or delayed from so doing  by reason of governmental preemption in connection with the National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by the war.

See Rider attached hereto and made a part hereof.

RIDER ANNEXED TO AND FORMING A PART OF LEASE DATED AUGUST 1, 2012 BETWEEN 275 DAN ROAD SPE, LLC, AS LANDLORD AND ORGANOGENESIS, INC., AS TENANT

TWENTY-EIGHTH. Net Lease. This lease is intended to be a net lease pursuant to which the annual rent payable to Landlord shall be undiminished by, and Landlord shall not be responsible for, any taxes, expenses or charges in connection with the property except for the debt service payable under any fee mortgage, and the cost of any structural repairs unless caused by any act or omission of Tenant.

TWENTY-NINTH. Taxes and Tax Escrows. Tenant agrees to pay all Real Estate Taxes (as such term is hereinafter defined) at the times and in the manner hereinafter specified. For the final year of the lease term, Tenant shall be obligated to pay only the pro rata share of the Real Estate Taxes attributable to such year. Tax bills (except as hereinafter provided) shall be conclusive evidence of the amount of such taxes to be paid by Tenant.

The term “Real Estate Taxes” shall mean all the real estate taxes and assessments, special or otherwise, levied, assessed or imposed by Federal, State or local governments against the demised premises. If due to a future change in the method of taxation, any franchise, income, profit or other tax, or other payment, shall be levied against Landlord in whole or in part in substitution for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income, profit or other tax or payment shall be deemed to be a Real Estate Tax for the purposes hereof. If Landlord should incur any expense in connection with Landlord’s endeavor to reduce or prevent increases in assessed valuation, Tenant shall be obligated to pay as additional rent the amount of such expense, and such amount shall be due and payable upon demand by Landlord and collectible in the same manner as annual rent. The obligation to make any payments of additional rent pursuant to this Paragraph shall survive the expiration or other termination of this lease.

In order to more fully protect Landlord and to insure the payment of Real Estate Taxes, Tenant agrees to pay to Landlord a sum equal to 1/12th of the annual Real Estate Taxes (the “Escrow Fund”), on the first day of each and every month, together with the monthly rent due hereunder. Tenant shall pay to Landlord such additional amounts as may be reasonably determined by Landlord from time to time in order to provide Landlord with the Escrow Fund at least thirty (30) days prior to the due date for the payment of the next installment of such Real Estate Taxes sufficient to pay said installment. If on a date thirty (30) days prior to the due date for the payment of any of said Real Estate Taxes there shall be insufficient funds on hand with Landlord to pay the same, Tenant shall forthwith make a deposit sufficient to make payment of same in full when due. The Escrow Fund shall bear no interest. Upon a sale of the demised premises, Landlord shall have the right to pay over the balance of such Escrow Fund in its possession to the purchaser and Landlord shall thereupon be completely released from all liability with respect to such Escrow Fund and Tenant shall look solely to the purchaser in reference thereto. This provision shall apply to every transfer of such deposits to a new purchaser.

THIRTIETH. Condition of Premises. Supplementing the provisions of Article Fifth hereof, in the event the Tenant does not renew the lease upon the expiration of the term hereof, the Tenant shall vacate the demised premises leaving same broom clean and with all electrical, plumbing, mechanical and HVAC systems in working order and the roof free of leaks.

THIRTY-FIRST. No Broker. Each party, for itself, represents to the other that it dealt with no broker in connection with this lease.

THIRTY-SECOND. Exculpation of Landlord.  Notwithstanding anything herein or in any rule, law or statute to the contrary, Tenant hereby acknowledges and agrees that to the extent that Landlord shall at any time have any liability under, pursuant to or in connection with this lease, the demised premises, any matter or thing related to any of the foregoing, none of Tenant, its officers, directors, partners, associates, employees, agents, guests, licensees or invitees (or any other party claiming through or on behalf of Tenant) shall seek to enforce any personal or money judgment against Landlord except against the equity interest of Landlord in the demised premises. In addition to and not in limitation of the foregoing provision of this section, Tenant further hereby acknowledges and agrees that this lease and the estate created hereby is accepted by Tenant upon and subject to the understanding that, in no event and under no circumstances, shall Landlord or any partner, officer, director, employee, agent or principal (disclosed or undisclosed) of Landlord have any personal liability or monetary or other obligation of any kind under or pursuant to this lease except that Landlord may be held liable to the extent of its equity interest in the demised premises.

THIRTY-THIRD. Liability Insurance. (a) Tenant, at its cost and expense and throughout the term of this lease shall maintain public liability insurance protecting Landlord and Tenant against all claims for personal injury, death, and property damage occurring on the demised premises with limits of at least $1,000,000 for injury to one person, $3,000,000.00 for injury to all persons in any one accident, and $100,000 for damage to property.  (b)Tenant shall also obtain fire and casualty insurance at its own cost and expense in the form of an “all risk” policy with fire, extended coverage, vandalism and malicious mischief coverage, loss of rent and such other coverage as Landlord, from time to time and upon reasonable notice, may reasonably request. The amount of such coverage shall equal or exceed the greater of: (ii) $6,000,000.00; or (ii) the full replacement cost of the improvements forming part of the demised premises exclusive of foundations, etc. The policy shall name Landlord and any of Landlord’s mortgagees as additional insured pursuant to standard Massachusetts clauses for such purpose, and shall be renewable for one year terms.  Notwithstanding the above, Landlord shall have the right, at its election and with notice to Tenant, to procure such insurance in which case Tenant shall reimburse Landlord, as additional rent, the cost of such insurance.

(c) Such insurance: (i) may be carried under a blanket policy covering the demised premises and other locations; (ii) shall provide that the same cannot be cancelled without 10 days’ prior notice to Landlord; and (iii) shall be written by companies which are licensed to write insurance in Massachusetts.

THIRTY-FOURTH. Waiver of Subrogation.  All insurance policies carried by either party covering any property damage to the demised premises, including but not limited to contents, fire and casualty insurance shall name therein the other party as an additional insured,

Or shall expressly waive any right on the part of the insurer against such other party, failing which, the insured party hereby waives any claim against such other party by reason of such other party’s negligence or other acts or omissions or other occurrences insofar as such claim is based on a risk insured under any such policy.

THIRTY-FIFTH. Non-Structural Alterations. Tenant may, at Tenant’s cost and expense, make non-structural alterations to the demised premises without Landlord’s prior consent.

THIRTY-SIXTH. Certificate of Lease. Tenant and Landlord each hereby agree that at any time and from time to time, within ten (10) days after a request by the other party, to execute, acknowledge and deliver a statement certifying: (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the lease is in full force and effect as modified and stating the modifications); (b) the date to which the rent has been paid; and (c) whether or not to the best of its knowledge: (i) either party is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this lease and, if in default, specifying each such default; (ii) either party is holding any funds under this lease in which the other has an interest (and, if so, specifying the party holding such funds and the nature and amount thereof); and (iii) there is any amount then due and payable to Tenant by Landlord, it being intended that such statement delivered pursuant to this section may be relied upon by such other party, any mortgagee, any prospective purchaser or assignee of such party’s interest in this lease or the mortgagee’s interest in any mortgage, and by any prospective mortgagee of the demised premises, or any part thereof.

THIRTY-SEVENTH. Intentionally Omitted.

THIRTY-EIGHTH. Option to Renew. So long as Tenant is not in default under the terms and conditions of the Lease at the time of its exercise of this option to renew or at the time of the commencement of the Renewal Term (as hereinafter defined), Tenant may, at Tenant’s option, extend the Term of this Lease for one (1) renewal term of five (5) years commencing on the expiration date of the initial Term and terminating on the last day of the sixtieth (60th) month thereafter (the “Renewal Term”). The exercise of this option to renew the Lease must be made by Tenant, in writing, and delivered to Landlord not later than one (1) year prior to the expiration of the initial Term (the “Renewal Notice”). The Renewal Term shall be upon the same terms and conditions set forth in the Lease but subject to the following:

(a)                       The base rent during the Renewal Term (the “Renewal Term Rent”) shall be the greater of (i) rent for the last year of the prior term, or (ii) the fair market rental value of the Premises as of the commencement of the Renewal Term as determined in accordance with the process described below, for renewals of premises in the Canton area of equivalent quality, size, utility and location, with the length of the Renewal Term, the credit standing of Tenant and all other relevant factors to be taken into account.   Within thirty (30) days after receipt of the Renewal Notice, Landlord shall deliver to Tenant written notice of its determination of the Renewal Term Rent for the Renewal Term.  Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Renewal Term Rent (“Tenant’s Response Notice”).  If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Renewal Term Rent shall be binding on Tenant.  If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Renewal Term Rent and desires to submit the matter to arbitration, then the Renewal Term Rent shall be determined in accordance with the procedure set forth in this clause.  In such event, within thirty (30) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Renewal Term Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”).  Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment.  All of the appraisers selected shall be individuals with at least five (5) consecutive years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection.  The three appraisers shall determine the Renewal Term Rent in accordance with the requirements and criteria set forth above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Renewal Term Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the Renewal Term Rent to the Third Appraiser within twenty (20) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Renewal Term Rent.  The Third Appraiser’s decision shall be binding on both Landlord and Tenant.  Each party shall bear the cost of its own appraiser and the cost of the Third Appraiser shall be split by Landlord and Tenant.

(b)                       The Renewal Term Rent shall increase by ten percent (10%) on the second and fourth anniversaries of the commencement of the Renewal Term.

(c)          Tenant may exercise this option to renew only for all, and not less than all, of the Premises.

(d)         Tenant shall have no right to renew or extend the term of this lease beyond the expiration of the Renewal Term.

THIRTY-NINTH. Additional Provisions.

1. Supplementing the provisions of Article FOURTEENTH hereof, this lease, and all rights of Tenant hereunder, are and shall be, subject and subordinate, in all respects to all future mortgages or ground leases (collectively, the “Mortgage”) now or hereafter made covering the building, and to all renewals, modifications, spreaders, consolidations, replacements and extensions thereof, and to each and all of the rights of the respective holders thereof, provided that such subordination is conditioned upon Landlord first obtaining on behalf of Tenant a subordination, nondisturbance and attornment agreement from the holder of any mortgage. Tenant shall pay any costs or fees charged by Landlord’s mortgagee in connection with any Non-Disturbance Agreement. Such Non-Disturbance Agreement shall provide that if the mortgage shall terminate or be terminated for any reason, such mortgagee will not evict Tenant, disturb Tenant’s possession under this lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct Tenant of such mortgagee on the same terms and conditions as are contained in this lease and such mortgagee shall not make Tenant a party in any action to foreclose such mortgage or to remove or evict Tenant from the Premises, provided no default by Tenant beyond the applicable cure period shall have occurred and be continuing.

In confirmation of such subordination, Tenant shall promptly execute and deliver any certificate that any such holder may request. To the extent not so provided by applicable law, in the event of the enforcement by such holder of the remedies provided for by law or by the Mortgage, if such holder or any successors or assigns of such holder shall succeed to the interest of Landlord under this lease whether through possessory or foreclosure action or a deed in lieu of foreclosure or otherwise and this lease shall not be terminated or affected by such foreclosure or any such proceedings, Tenant shall attorn to and recognize such holder (or its successors or assigns) as its Landlord upon the terms, covenants, conditions and agreements contained in this lease to the same extent and in the same manner as if this lease was a direct lease between such holder (or its successors or assigns) and Tenant, except that such holder (or its successors or assigns), whether or not it shall have succeeded to the interest of Landlord under this lease, shall not (a) have any liability for refusal or failure to perform or complete any work required to be performed by Landlord under this lease or any work letter annexed hereto, to prepare the demised premises for occupancy in accordance with the provisions of this lease, (b) be liable for any act, omission or default of any prior Landlord under this lease, (c) be subject to any offsets, claims or defenses which shall have heretofore accrued to Tenant against any prior Landlord under this lease, (d) be bound by any fixed rent or additional rent or rent which Tenant might have paid to any prior Landlord for more than one (1) month in advance (except for any security deposited by Tenant hereunder), and/or (e) be bound by any cancellation, abridgement, surrender, modification or amendment of this lease made, without the prior written notice to and consent of such holder, if required under the mortgage.

2. After receiving notice from any holder of a Mortgage, Tenant agrees that (a) no notice of default from Tenant to Landlord shall be effective unless and until a copy of such notice is given to such holder and (b) Tenant shall not exercise any right to terminate this lease or claim a partial or total eviction or claim an abatement of or setoff against rent by reason of Landlord’s acts or omissions until (i) it has given written notice of such act or omission to the holder at its address so furnished and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when the holder shall have become entitled under the Mortgage to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this lease to effect such remedy), provided the holder shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or to cause the same to be remedied.

3. If, in connection with the financing of the building or land, the holder of a Mortgage shall request reasonable modifications in this lease, Tenant will not unreasonably withhold, delay or defer making such modifications, provided the same do not (i) increase the rents payable by Tenant, (ii) reduce the term hereof, (iii) extend the term hereof, (iv) change the Area of the Premises, or (v) increase Tenant’s other obligations, or adversely affect the rights, interests or estate of Tenant under this lease, or decrease the obligations of Landlord under this lease.

{signature page follows}

IN WITNESS WHEREOF, the said Parties have hereunto set their hands and seals the day and year first above written.

Landlord:

275 Dan Road SPE, LLC

By:	/s/ Albert Erani
Name:	Albert Erani
Title:	Member

Tenant:

Organogenesis, Inc.

By:	/s/ Geoff MacKay
Name:	Geoff MacKay
Title:	President & CEO